Exhibit 23.2

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 11, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of China C3 Group (Formerly Sun Oil & Gas Corp) for the fiscal year ended January 31, 2005.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
March 8, 2006